                                SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               MPSI Systems Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

MPSI SYSTEMS INC.
                                                    4343 SOUTH 118TH EAST AVENUE
                                                           TULSA, OKLAHOMA 74146
                                                                    918 877-6774
                                                          FACSIMILE 918 877-6961

INTERNATIONAL COMPUTER SOFTWARE AND INFORMATION SERVICES
--------------------------------------------------------------------------------

[MPSI LOGO]

                                                                 January 4, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of MPSI Systems Inc. (the "Company") which will be held on Monday, February 1, 1999 at 11:00 a.m. CST at MPSI's corporate headquarters at 4343 South 118th East Avenue, Tulsa, Oklahoma 74146.

     The formal notices of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign and return the enclosed Proxy as soon as possible in the envelope provided. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of the Company's Annual Report to Stockholders is also enclosed.

     The Board of Directors and Management look forward to seeing you at the meeting.

                                                       Sincerely yours,

                                                       /s/ RONALD G. HARPER
                                                       RONALD G. HARPER
                                                       Chairman and Chief
                                                       Executive Officer

Encls.

                               MPSI SYSTEMS INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 1, 1999

     The Annual Meeting of Stockholders of MPSI Systems Inc. (the "Company") will be held at the MPSI corporate headquarters at 4343 South 118th East Avenue, Tulsa, Oklahoma 74146, on February 1, 1999 at 11:00 a.m. CST for the following purposes:

     1. To elect six (6) directors to hold office during the ensuing year.

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors.

     3. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

     The Board of Directors has fixed the close of business on December 7, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. A complete list of stockholders entitled to vote will be available at the Company's headquarters, 4343 South 118th East Avenue, Tulsa, Oklahoma, for ten days prior to the meeting.

     We hope that you will use this opportunity to take an active part in the affairs of your Company by voting on the business to come before the meeting either by executing and returning the enclosed Proxy or by casting your vote in person at the meeting. The granting of such proxy will not affect your right to vote in person should you decide to attend the meeting.

     IF YOU DO NOT EXPECT TO ATTEND IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS. A PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED.

                                            By Order of the Board of Directors

                                            /s/ LINDA K. WELLS
                                            LINDA K. WELLS
                                            Secretary

Tulsa, Oklahoma
January 4, 1999

                                                                 January 4, 1999

                               MPSI SYSTEMS INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 1, 1999

                 SOLICITATION OF PROXY, REVOCABILITY AND VOTING

     This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation by the Board of Directors of MPSI Systems Inc., a Delaware corporation (the "Company"), with principal executive offices at 4343 South 118th East Avenue, Tulsa, Oklahoma 74146, of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held on February 1, 1999, and any postponement or adjournment thereof. The shares represented by the proxies received pursuant to this solicitation and not revoked will be voted at the Annual Meeting. This Proxy Statement and the enclosed proxy are being first sent to security holders on January 4, 1999.

     A proxy may be revoked at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or by duly executing a proxy bearing a later date. A proxy may also be revoked by any stockholder present at the meeting who expresses a desire to vote his or her shares in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specification on the enclosed proxy. If no choice is so specified, the shares will be voted FOR the election of the six (6) nominees for director listed in this Proxy Statement, and FOR ratification of the appointment of Ernst & Young LLP as independent auditors, all as described in the Notice of Annual Meeting of Stockholders and in this Proxy Statement.

     The close of business on December 7, 1998 has been fixed as the record date for determining the holders of shares entitled to receive notice of and to vote at the meeting. On such date, the Company had 2,849,454 shares of Common Stock outstanding and entitled to vote. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy shall constitute a quorum for the transaction of business at the meeting. Each such share is entitled to one vote on all matters. An abstained vote will count in achieving a quorum for transaction of business, but not towards approval or rejection of the matter under consideration.

     The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, certain directors, officers and other employees of the Company, may make solicitation by personal interview, telephone, facsimile or telegraph, and no additional compensation will be paid for such solicitation. The Company will reimburse brokers and nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such brokers and nominees.

                        DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

     Six directors are to be elected to serve until the next annual Meeting of Stockholders and until their respective successors are fully elected or appointed and qualified. All six of the nominees named below are presently directors of the Company. In June 1998, Bryan D. Porto was named by the Board to fill the vacancy left open upon the death of the former Board member, Herbert G. Schiff, in 1994. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed Proxy will be voted FOR the election of all six nominees. In the event that any such nominee is unable or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as shall be designated by the present Board of Directors, or the Board of Directors may be reduced in accordance with the Bylaws of the Company. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. An affirmative vote of a majority of the outstanding shares of Common Stock present and voting at the meeting is required for election of the six nominees to the Board of Directors.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
            ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO NOMINEES

     The following table sets forth the nominees, their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each and the year in which each became a director of the Company. All but Bryan D. Porto were elected at the Company's Annual Meeting of Stockholders held on March 5, 1998 and have continued to serve since that time. Mr. Porto was named by the Board in June 1998 to fill a vacancy open since 1994.

NAME AND PRINCIPAL OCCUPATION AT PRESENT                      DIRECTOR
AND FOR THE PAST FIVE YEARS; DIRECTORSHIPS                     SINCE     AGE
------------------------------------------                    --------   ---
Ronald G. Harper(1).........................................    1970     60
  Mr. Harper, who founded the Company in 1970, has served as its President, Chairman of the Board and Chief Executive
  Officer since inception.
John C. Bumgarner, Jr.(1)(2)(3).............................    1982     56
  In 1979, Mr. Bumgarner was appointed to his present
  position as Senior Vice President -- Corporate Development and Planning of The Williams Companies, Inc., a
  Tulsa-based conglomerate. He has been employed by The
  Williams Companies, Inc. since 1977. He is also a director of TRANSCO, James River Coal Company, and several
  privately held companies.
Dr. David L. Huff(1)........................................    1982     67
  Since 1968, Dr. Huff has been a member of the faculty at
  the University of Texas. He has been a Fulbright Lecturer
  and has published numerous books and articles, including
  Market Area Analysis, "A Graphical Index of Consumer
  Expectation," "Measures of Market Area Overlap," and
  "Retail Location Theory." He is an expert in computer
  modeling techniques.
Joseph C. McNay(1)(2)(3)....................................    1982     64
  Since November 1976, Mr. McNay has been the President, a
  Director and the Chairman of the Board of Essex Investment
  Management Company, Inc., a company engaged in investment
  and advisory services. Mr. McNay is also a director of
  Softech, Inc. and Alpha 1 Biomedical, Inc., which are
  publicly held companies.

NAME AND PRINCIPAL OCCUPATION AT PRESENT                      DIRECTOR
AND FOR THE PAST FIVE YEARS; DIRECTORSHIPS                     SINCE     AGE
------------------------------------------                    --------   ---
John J. McQueen(2)(3).......................................    1982     77
  Mr. McQueen has been in the private practice of law in the
  Tulsa area since 1959. He has also served as a certified
  public accountant with KPMG Peat Marwick, as a tax
  specialist with Warren Petroleum Corp., and as controller
  of Davis Investments, a company engaged in oil and real
  estate activities.
Bryan D. Porto..............................................    1998     49
  Mr. Porto was appointed Executive Vice President of MPSI's
  Petroleum Services Division in 1998. He previously served
  as Sr. Vice President -- Retail Petroleum and has served
  in marketing and network planning positions since joining
  MPSI in the Rio de Janeiro office in 1985.

---------------

(1) The individual identified is a member of the Compensation Committee.

(2) The individual identified is a member of the Audit Committee.

(3) The individual identified is a member of the Nominating Committee.

MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

     During the fiscal year ended September 30, 1998, the Board of Directors held four regular meetings. All of the directors attended at least 75% of the meetings of the Board. To assist it in carrying out its duties, the Board of Directors has standing Compensation, Audit and Nominating Committees.

     The Audit Committee's functions are to recommend and approve, subject to ratification by the Board of Directors and the stockholders, the Company's independent auditors, to review the scope and results of audits by the independent auditors, to represent the Board of Directors and stockholders in ensuring that the legal, ethical and regulatory requirements for reporting and public disclosure are met by the Company and to serve as the channel of communication between the Board of Directors and Management on matters involving financial reporting, public disclosure, reporting policy and relationships with financial and regulatory entities. The Audit Committee held no separate meetings during the fiscal year ended September 30, 1998, but conducted the necessary business during the regular meetings of the Board.

     The Compensation Committee's functions are to develop and monitor compensation arrangements. In performing these functions, the Compensation Committee approves salary ranges and actual salaries for all executive officers, monitors the effectiveness of and adopts changes as appropriate for all executive compensation programs, sets requirements for and evaluates performance under the executive compensation plans and approves all awards under such plans, and administers and makes awards, interpretations and other decisions under certain other employee benefit and compensation plans. The Compensation Committee held no separate meetings during the fiscal year ended September 30, 1998, but conducted the necessary business during the regular meetings of the Board. See also "Board Compensation Committee Report on Executive Compensation" below.

     The Nominating Committee was created in September 1993 to seek qualified individuals for consideration to serve as directors of the Company. The committee functions to identify, investigate and obtain consents before any such person's name is placed in nomination to serve as a director of the Company. The Nominating Committee held no separate meetings during the fiscal year ended September 30, 1998, but conducted the necessary business during the regular meetings of the Board. At the June Board meeting, the committee recommended, and the Board unanimously approved, the appointment of Bryan D. Porto to the Board of Directors.

INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

     The following table sets forth the executive officers currently serving the Company, their ages, all positions and offices held with the Company and their tenure in such office. If such officer has been employed by the Company for less than five years, other background information and experience is listed. All officers of the Company serve at the pleasure of its Board of Directors, and there exists no arrangement or understanding among any of the Company's executive officers with any other person pertaining to their selection to serve in such position.

                                                              SERVING IN
                                                               CURRENT
NAME AND ALL POSITIONS                                         POSITION
AND OFFICES HELD WITH THE COMPANY                               SINCE      AGE
---------------------------------                             ----------   ---
Ronald G. Harper............................................     1970      60
  Mr. Harper, who founded the Company in 1970, has served as its President, Chairman of the Board and Chief Executive
  Officer since inception.
Bryan D. Porto..............................................     1998      49
  Mr. Porto was appointed Executive Vice President of MPSI's
  Petroleum Services Division in 1998. He previously served
  as Sr. Vice President, Retail Petroleum and has served in
  marketing and network planning positions since joining
  MPSI in the Rio de Janeiro office in 1985.
James C. Auten..............................................     1996      50
  Mr. Auten was appointed Vice President and Chief Financial
  Officer on January 1, 1996. Mr. Auten joined MPSI in 1984
  as Corporate Controller and held such position until
  December 1992 when he was appointed Principal Accounting
  Officer.
Bill Webb...................................................     1996      58
  Mr. Webb joined MPSI as General Manager, Corporate Human
  Resources on April 8, 1996. Previously, Mr. Webb spent 14
  years with Amerada Hess Corporation as Manager of
  Personnel Administration.

                                STOCK OWNERSHIP

     The following table sets forth information as of December 7, 1998, as to shares of Common Stock beneficially owned by the directors (all of whom are nominees for another term), certain executive officers, the directors and officers of the Company as a group, and certain persons known to the Company to own beneficially more than five percent of the Common Stock. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective individuals.

                                                                BENEFICIAL OWNERSHIP
                                                                   OF COMMON STOCK
                                                              -------------------------
                                                               NUMBER          PERCENT
NAME OF COMMON STOCKHOLDER                                    OF SHARES        OF CLASS
--------------------------                                    ---------        --------
Ronald G. Harper(2).........................................  1,185,873(1)      41.62%
  4343 S. 118th East Avenue
  Tulsa, Oklahoma 74146
John C. Bumgarner, Jr.......................................    222,322          7.80%
  4900 Bank of Oklahoma Tower
  One Williams Center
  Tulsa, Oklahoma 74172
Joseph C. McNay.............................................    242,722          8.52%
  125 High Street, 29th Floor
  Boston, Massachusetts 02110

                                                                BENEFICIAL OWNERSHIP
                                                                   OF COMMON STOCK
                                                              -------------------------
                                                               NUMBER          PERCENT
NAME OF COMMON STOCKHOLDER                                    OF SHARES        OF CLASS
--------------------------                                    ---------        --------
Bank of Oklahoma, N.A.......................................    285,714         10.03%
  P. O. Box 2300
  Tulsa, Oklahoma 74192
The Robertson Stephens Orphan Fund(3).......................    244,888          8.59%
  555 California Street, Suite 2600
  San Francisco, California 94104
Sanford Orkin...............................................    222,222          7.80%
  3414 Peachtree Road, N.E., Suite 236
  Atlanta, Georgia 30326
James C. Auten(2)...........................................      5,354           .19%
Bryan D. Porto(2)...........................................      1,002           .04%
All officers and directors as a group (5 persons)...........  1,657,273         58.16%

---------------

(1) Includes 381,614 shares of Common Stock held in trust for the benefit of Mr. Harper's family and 424,209 shares held in trust for the benefit of certain charities. Mr. Harper has sole voting and investment power over all of the trust shares except for 105,637 shares over which he shares investment or voting power and 250,977 shares over which he has no investment or voting power. Mr. Harper disclaims beneficial ownership of these trust shares.

(2) The indicated individuals are executive officers of the Company.

(3) As reported in the Schedule 13G filed by the named person (among others), voting and dispositive power over the listed shares may be deemed shared among BankAmerica Corporation, Robertson Stephens Investment Management Co., Robertson Stephens & Company Investment Management, L.P. and the named person by reason of corporate relationships. Each such beneficial owner has the same address as that set forth above for the named person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of Forms 4 furnished to the Company with respect to its most recent fiscal year, the Company has determined that reports required pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis.

                     COMPENSATION OF DIRECTORS AND OFFICERS

     Summary Compensation Table. The following table summarizes the compensation paid over the last three completed fiscal years to the Company's CEO and the other executive officers of the Company who received compensation of $100,000 or more during the fiscal year ended September 30, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM COMPENSATION
                                                                         -------------------------------
                                              ANNUAL COMPENSATION               AWARDS           PAYOUTS
                                         -----------------------------   ---------------------   -------
                                                                OTHER                                        ALL
                                                               ANNUAL                                       OTHER
                                                               COMPEN-   RESTRICTED               LTIP     COMPEN-
NAME AND                                              BONUS    SATION      STOCK      OPTIONS/   PAYOUTS   SATION
PRINCIPAL POSITION                YEAR   SALARY($)     ($)     ($)(1)      AWARDS     SARS(#)      ($)     ($)(2)
------------------                ----   ----------   ------   -------   ----------   --------   -------   -------
Ronald G. Harper................  1998    205,863         --    7,885        --          --        --      10,121
Chairman of the Board, President  1997    194,158         --    8,242        --          --        --       9,657
And Chief Executive Officer       1996    196,961         --    8,242        --          --        --       8,085
Bryan D. Porto..................  1998    156,856     14,541       --        --          --        --       4,771
Executive Vice President,         1997    125,022         --       --        --          --        --      12,200
Petroleum Services Division       1996    100,122      3,690       --        --          --        --         672
James C. Auten..................  1998    103,375     10,671       --        --          --        --       2,035
Vice President and                1997     92,482         --       --        --          --        --      12,365
Chief Financial Officer           1996     84,335      3,123       --        --          --        --       1,666

---------------

(1) Represents automobile lease paid to or on behalf of Mr. Harper.

(2) The components of "All Other Compensation" for the fiscal years ended September 30, 1998, 1997, and 1996 include (a) Company matching contributions to the Company's 401(k) defined contribution plan (Mr.
    Harper -- $4,750, $4,750, and $3,278; Mr. Porto -- $3,961, $2,678 and $0;
    Mr. Auten -- $1,387, $1,193, and $994, respectively), (b) supplemental life insurance premiums paid by the Company (Mr. Harper -- $5,371, $4,907 and $4,807; Mr. Porto -- $810, $822 and $672; and Mr. Auten -- $648, $672, and
    $672, respectively), and (c) deferred compensation, accrued and payable in 1997 (Mr. Porto -- $8,700 and Mr. Auten -- $10,500). At September 30, 1995,
    the Company approved discretionary employee performance awards in the form of deferred compensation to a group of 19 employees including the indicated executive officers. Such amounts were earned based on the employee's performance during the year ended September 30, 1994. The Company agreed to pay future cash awards to the specified employees upon the achievement, for thirty consecutive business days, of a $6.00 per share market price for the Company's Common Stock and upon the exercise of the underlying options. Such payments could be made at any point after November 29, 1995, assuming stock price and other vesting requirements have been met. The amounts reflected above vested based upon the stock price at September 19, 1997, which triggered the Company's obligation under the plan.

OPTIONS EXERCISED TABLE

     The following table sets forth information concerning each exercise of stock options by the named executive officers during the last completed fiscal year.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY END OPTION VALUES

(a)                                              (b)             (c)            (d)             (e)
                                                                             NUMBER OF       VALUE OF
                                                                            SECURITIES      UNEXERCISED
                                                                            UNDERLYING        IN-THE-
                                                                            UNEXERCISED        MONEY
                                                                            OPTIONS AT      OPTIONS AT
                                                                             FY END(#)       FY END($)
                                           SHARES ACQUIRED      VALUE      EXERCISABLE/    EXERCISABLE/
NAME                                       ON EXERCISE(#)    REALIZED($)   UNEXERCISABLE   UNEXERCISABLE
----                                       ---------------   -----------   -------------   -------------
James C. Auten...........................       3,500          $3,500       7,500/10,000       $  --
Bryan D. Porto...........................          --              --      22,400/26,900       $  --

EMPLOYMENT CONTRACTS AND SEVERANCE ARRANGEMENTS

     The Company maintains a severance policy applicable to all full-time regular employees with at least one year of full-time service. Eligible employees are those who are terminated as the result of (1) a reduction of the Company's work force, (2) elimination of a job or position, (3) inability to satisfactorily perform required responsibilities, or (4) relocation of applicable Company facilities. The amount of severance paid is based upon the employee's base salary and length of service, and includes payment for vested but unused vacations and pro rated automobile allowances, if applicable. The only named executive officer who would receive aggregate severance in excess of $100,000 under the current policy is Mr. Ronald G. Harper. Mr. Harper's aggregate severance would be approximately $130,000 at September 30, 1998.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") was composed of Ronald G. Harper, President and Chief Executive Officer of the Company, and independent outside directors, John C. Bumgarner, Jr., Joseph C. McNay and Dr. David L. Huff. This Committee is responsible for overseeing and administering the Company's executive compensation program described below.

     The executive compensation program of the Company is reviewed and approved annually by the Committee and is designed to serve the interest of the Company and its stockholders by aligning executive compensation with stockholder objectives and to encourage and reward management initiatives and good performance. Specifically, the executive compensation program seeks to:

          (i) implement compensation practices which allow the Company to attract and retain highly qualified executives and maintain a competitive position in the executive marketplace with employers of comparable size and in similar lines of business;

          (ii) enhance the compensation potential of executives who are in the best position to contribute to the development and success of the Company by providing the flexibility to compensate individual performance; and

          (iii) directly align the interest of executives with the long-term interest of stockholders through compensation opportunities in the form of Common Stock ownership.

     These objectives are met through a program comprised of base salary and annual cash or stock incentive awards, which are tied to operating performance, and long-term incentive opportunities primarily in the form of incentive stock options.

     Salary. The Committee considers annual salary adjustments for the Company's executive officers, including those named in the Summary Compensation Table. Salary adjustments are designed to reflect internal comparability, organizational considerations and competitive data provided by outside surveys. As a general rule, salary ranges are targeted toward the median of survey results.

     Incentive Awards. Executives are eligible for cash awards annually based upon financial and nonfinancial results relative to pre-established performance targets and objectives.

     Stock Options. The Company's 1988 Stock Option Plan, approved by the stockholders in 1989, permitted the Committee to grant incentive or nonstatutory stock options to executive officers. The plan provided for stock option awards giving executives the right to purchase Common Stock over a five-year period at the fair market value per share as of the date the option is granted. Options generally become exercisable in three equal annual installments beginning one year after grant. Neither Mr. Harper nor any other members of the Compensation Committee were eligible to participate in the stock option plan. The 1988 Stock Option Plan expired in November 1998, although options representing 37,567 shares under that Plan and its predecessor 1984 Plan and applicable to the named executive officers remain outstanding until their expiration between May 1999 and April 2001. At the last Annual Meeting, stockholders approved the 1998 Stock Plan, but no options under that Plan have been granted to any executive officer.

     Chief Executive Officer Compensation. Mr. Harper's overall compensation package has increased by approximately 5% during the three years ended September 30, 1998 reflecting normal economic factors.

                                            THE COMPENSATION COMMITTEE

                                            John C. Bumgarner, Jr.
                                            Ronald G. Harper
                                            Dr. David L. Huff
                                            Joseph C. McNay

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Ronald G. Harper, Chief Executive Officer of the Company, is the only member of the Compensation Committee who is also an employee or officer of the Company.

DIRECTORS' COMPENSATION

     Members of the Board of Directors who are employees of the Company receive no additional compensation as a result of their service as directors. Directors who are not employees of the Company are compensated at the rate of $1,500 for each board meeting attended and are reimbursed for any out-of-pocket expenses incurred in attending meetings.

PERFORMANCE GRAPH

     The following graph sets forth the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the preceding five fiscal years ended September 30, 1998 compared with the cumulative total returns of the NASDAQ Stock Market -- U.S. index and an industry peer group. The comparison assumes $100 was invested on September 30, 1993 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
         AMONG MPSI SYSTEMS INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                                AND A PEER GROUP
[CHARISMA CHART]

                                                                                           NASDAQ
                                                                                           STOCK
               MEASUREMENT PERIOD                       MPSI                               MARKET
             (FISCAL YEAR COVERED)                  SYSTEMS INC.       PEER GROUP          (U.S.)
9/93                                                           100               100               100
9/94                                                        444.44             96.70            100.83
9/95                                                       1333.33            111.50            139.28
9/96                                                        172.22            127.21            165.24
9/97                                                       1155.56            166.80            226.81
9/98                                                        155.56            185.59            231.84

     * $100 invested on 9/30/93 in stock or index, including reinvestment of dividends. Fiscal Year ending September 30.

     For comparative purposes, the Company has identified a peer group including companies who are competitors or who are known to provide services similar to those provided by the Company. The peer group companies are CACI International Incorporated, Information Resources Incorporated, MARC Incorporated, Equifax Incorporated, Dun & Bradstreet, Acxiom Corporation, Market Facts Incorporated, SEI Corporation, and Fair Issac & Company.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Company's Board of Directors has reappointed Ernst & Young LLP, the independent auditors who examined the consolidated financial statements of the Company for the fiscal year ended September 30, 1998, to act as the Company's independent auditors for the current fiscal year, subject to ratification by the stockholders. The decision of the Board of Directors to reappoint Ernst & Young LLP is based on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed the auditor's independence, the audit scope and audit fees. Representatives of Ernst & Young LLP will attend the Annual Meeting and will be prepared to answer stockholders' questions but do not plan to make a presentation.

     An affirmative vote of a majority of the outstanding shares of Common Stock present and voting at the meeting is required for ratification of the appointment of the independent auditors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ITS
                       SELECTION OF INDEPENDENT AUDITORS

                             STOCKHOLDER PROPOSALS

     To be considered for presentation at the Annual Meeting of Stockholders to be held in 2000, a stockholder proposal must be received by the Secretary at the offices of the Company at the address set forth in the first page of this Proxy Statement, not later than October 31, 1999.

            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at this meeting, you are urged to return your proxy promptly. If you are present at this meeting and wish to vote your shares in person, your proxy may be revoked upon request.

                                            By Order of the Board of Directors

                                            /s/ LINDA K. WELLS
                                            LINDA K. WELLS
                                            Secretary

Tulsa, Oklahoma
January 4, 1999

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED PREPAID ENVELOPE.

                                REVOCABLE PROXY
                               MPSI SYSTEMS, INC.


    PLEASE MARK
    VOTES AS
[X] IN THIS EXAMPLE

     The undersigned hereby appoints Ronald G. Harper and Linda K. Wells proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated hereon, all the shares of stock of MPSI Systems Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held at, MPSI Corporate Headquarters, 4343 South 118th East Avenue, Tulsa, Oklahoma 74146 on February 1, 1999, at 11:00 a.m., Central Standard Time, or any adjournment thereof:


1. ELECTION OF DIRECTORS (except as marked          FOR    WITH-  FOR ALL
   to the contrary below).                                 HOLD    EXCEPT
                                                     [ ]    [ ]     [ ]
   NOMINEES:
   RONALD G. HARPER, JOHN C. BUMGARNER, JR., DR. DAVID L. HUFF, JOSEPH C. MCNAY, JOHN J. MCQUEEN AND BRYAN D. PORTO

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


--------------------------------------------------------------------------------


 2. Ratification of Ernst & Young                 FOR  AGAINST ABSTAIN
    LLP as the independent
    certified public accountants                   [ ]    [ ]     [ ]
    of the corporation.

In their discretion, the Proxies are authorized to vote on such other business that may properly come before the Meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2

     Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this Proxy in the box below.     Date
                                                                     -----------


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   Stockholder sign above                      Co-holder (if any) sign above)



--------------------------------------------------------------------------------
  -Detach above card, sign, date and mail in postage paid envelope provided.-

                               MPSI SYSTEMS INC.
                          4343 SOUTH 118TH EAST AVENUE
                             TULSA, OKLAHOMA 74146


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                                     AGENDA

          o Election of Directors
          o Ratification of the Appointment of Independent Public Accountants
          o Report on the Progress of the Corporation
          o Discussion on Matters of Current Interest

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                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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